                                                                       GREENHILL

CONTACT:    John D. Liu,
            Chief Financial Officer
            Greenhill & Co., Inc.
            (212) 389-1800

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

       GREENHILL & CO. REPORTS SECOND QUARTER EARNINGS PER SHARE OF $0.20;
                      DIVIDEND INCREASED TO $0.12 PER SHARE

NEW YORK, July 21, 2005 - Greenhill & Co., Inc. (NYSE: GHL) today reported revenues of $29.5 million and net income of $6.3 million for the quarter ended
June 30, 2005. Diluted earnings per share were $0.20 per share for the quarter ended June 30, 2005. The Firm also announced that the Board of Directors increased the quarterly dividend to $0.12 per share.

The Firm's second quarter revenues compared with revenues of $34.9 million for the second quarter of 2004, which represents a decrease of $5.4 million or 15%.
On a year-to-date basis, revenue through June 30, 2005 was $73.4 million, compared to $64.4 million for the comparable period in 2004, representing an increase of $9.0 million or 14%.

The Firm's quarterly revenues can fluctuate materially depending on the number and size of completed transactions on which it advised, as well as other factors. Accordingly, the revenues in any particular quarter may not be indicative of future results.

The Firm's second quarter net income in 2005 compared with pro forma net income of $7.8 million in the second quarter of 2004, which represents a decrease of
$1.5 million or 19%. On a year-to-date basis, net income was $17.0 million through June 30, 2005, compared to pro forma net income of $14.3 million for the comparable period in 2004, which represents an increase of $2.7 million or 19%.
The Firm had actual net income of $7.8 million and $18.3 million for the three and six months ended June 30, 2004, respectively.

We believe that pro forma results for the three and six months ended June 30,
2004, more accurately depict our results as a public company and will provide the most meaningful basis for comparison among present, historical and future periods. Prior to our initial public offering we operated as a limited liability company and our earnings did not fully reflect either the compensation expense we pay our managing directors or the taxes that we pay as a corporation.
Additionally, a portion of our earnings attributable to our European operations was recorded as minority interest prior to our initial public offering. Our pro forma results increase compensation expense and tax expense to amounts we would have paid as a public corporation and eliminate the minority interest attributable to our European operations.

"While M&A activity has remained strong, and there is a high degree of activity in all our offices, the timetables of our various assignments were such that no major transactions on which we were advising closed in the second quarter. We have often said our progress is best measured

on an annual rather than quarterly basis, and we can confirm that there is no change in our confidence in our financial outlook as a result of this quarter's advisory revenue results. The further increase in our quarterly dividend should be viewed as evidence of that confidence," Robert F. Greenhill, Chairman and
CEO, said.

                                    REVENUES
REVENUES BY SOURCE

The following provides a breakdown of total revenues by source for the three-month and six-month periods ended June 30, 2005 and June 30, 2004, respectively:



                                                                         Three Months Ended
                                                       ----------------------------------------------------------
                                                             June 30, 2005                  June 30, 2004
                                                       --------------------------      --------------------------
                                                        Amount         % of Total        Amount        % of Total
                                                       ----------      ----------      ----------      ----------
                                                                      (in millions, unaudited)

Financial Advisory...........................           $   16.3           55%         $  27.8              80%
Merchant Banking Fund Management & Other.....               13.2           45%             7.1              20%
                                                        --------          ----         -------             ----
Total Revenues...............................           $   29.5          100%         $  34.9             100%




                                                                        Six Months Ended
                                                       ----------------------------------------------------------
                                                             June 30, 2005                  June 30, 2004
                                                       --------------------------      --------------------------
                                                        Amount         % of Total        Amount        % of Total
                                                       ----------      ----------      ----------      ----------
                                                                      (in millions, unaudited)

Financial Advisory...........................           $  55.8          76%            $  53.3              83%
Merchant Banking Fund Management & Other.....              17.6          24%               11.1              17%
                                                        -------         ----            -------             ----
Total Revenues...............................           $  73.4         100%            $  64.4             100%


FINANCIAL ADVISORY REVENUES

Financial Advisory Revenues were $16.3 million in the second quarter of 2005 compared to $27.8 million in the second quarter of 2004, which represents a decrease of 41%. This decrease was due to a lower incidence of completed assignments during the second quarter of 2005 compared to the second quarter of
2004. For the six months ended June 30, 2005, Financial Advisory Revenues were
$55.8 million compared to $53.3 million for the comparable period in 2004, representing an increase of 5%.

Completed assignments in the second quarter of 2005 included the sale of Deutz
AG's marine service business for medium and large engines to Wartsila.

"There have been several recent announcements relating to major U.S. and
European transactions on which we are advising, all of which remained pending as of the end of the quarter. These pending transactions, as well as other ongoing advisory assignments, the continuing integration of recently recruited managing directors and the growing strength of our brand name as a leading independent advisor, give us confidence in our continuing success," Scott L. Bok and Simon
A. Borrows, Co-Presidents, commented.

The Firm also announced during the second quarter of 2005 the recruitment of
Mark Hootnick, a U.S. based restructuring specialist formerly with Miller
BuckfireYing & Co. as a Managing Director, and Karl-Hermann Baumann, former
Chairman of Siemens AG as a Senior Advisor based in Germany.

MERCHANT BANKING FUND MANAGEMENT & OTHER REVENUES

The Firm earned $13.2 million in Merchant Banking Fund Management & Other
Revenues in the second quarter of 2005 compared to $7.1 million in the second quarter of 2004, representing an increase of 86%. This increase is primarily due to higher asset management fees resulting from greater assets under management, higher realized and unrealized principal investment gains in the Greenhill
Capital Partners (GCP) portfolio, an increase in the recognized amounts of profit overrides associated with gains in the GCP portfolio and an increase in interest income.

In particular, in the second quarter GCP benefited from a significant increase in the value of its holdings in Global Signal Inc. (NYSE:GSL) and the sale of substantially all of the assets of Everlast Energy LLC, as well as dividends from and increases in the value of other investments.

For the first six months of 2005, the Company earned $17.6 million in Merchant
Banking Fund Management & Other Revenues compared to $11.1 million in the first six months of 2004, an increase of 59%. The increase is again primarily due to higher asset management fees, realized and unrealized investment gains, profit overrides and interest income.

The Firm also announced the final closing on June 8, 2005 of Greenhill Capital
Partners II, L.P. ("GCP II"), our second merchant banking fund. GCP II received total commitments from investors of $875 million, including an $88 million capital commitment from the Firm. In addition to the Firm's capital commitment, managing directors and other professionals of the Firm committed $136 million of personal capital to GCP II. Commitments will be drawn down from time to time to make investments over a period of up to five years.

"We have continued to benefit from strong operating performances from many of our portfolio companies across each of our three focus sectors: energy, financial services and telecommunications. We are also pleased by the new investment opportunities we are seeing for our new, larger fund," Robert H.
Niehaus, Chairman of Greenhill Capital Partners, commented.

                                    EXPENSES

OPERATING EXPENSES

The following table sets forth information relating to our actual and pro forma operating expenses, which are reported net of reimbursements:



                                                      Three Months                   Six Months
                                                     Ended June 30,                Ended June 30,
                                                 ------------------------     ------------------------
                                                    2005           2004          2005          2004
                                                 ---------     ----------     ----------     ---------
                                                               (in millions, unaudited)

Actual Compensation & Benefits Expense.......    $   11.7      $   13.5       $   31.7        $  22.8
     % of Revenues...........................         40%           39%            43%            35%
Pro Forma Compensation & Benefits Expense(a).         11.7          15.7           31.7           29.0
     % of Revenues...........................         40%           45%            43%              45%




                                                      Three Months                  Six Months
                                                     Ended June 30,                Ended June 30,
                                                 ------------------------    ------------------------
                                                   2005           2004          2005          2004
                                                 ---------     ----------    ----------    ----------
                                                               (in millions, unaudited)

Non-Compensation Expense:
     Other Operating Expenses................          7.1           5.0          13.2          9.2
     Depreciation & Amortization.............          0.7           0.8           1.3          1.5
                                                      ----         -----         -----         ----
Total Non-Compensation Expense...............          7.8           5.8          14.5         10.7
     % of Revenues...........................         26%           17%           20%          17%

Total Actual Operating Expense...............         19.5          19.3          46.2         33.5
     % of Revenues...........................         66%           55%           63%          52%
Total Pro Forma Operating Expense (a)........         19.5          21.5          46.2         39.7
     % of Revenues...........................         66%           62%           63%          62%


     (a)  We have operated as a public company since our initial public offering in May 2004, and the amounts for the three months and six months ended
          June 30, 2005 reflect actual expenses; the amounts for the three months and six months ended June 30, 2004 reflect pro forma expenses.

Compensation and Benefits Expense

Our Compensation and Benefits Expense in the second quarter of 2005 was $11.7 million, which reflects a 40% ratio of compensation to revenues. This amount compares to a pro forma Compensation and Benefits Expense of $15.7 million in the second quarter of 2004, which reflected a 45% ratio of compensation to revenues. The decrease of $4.0 million or 25% is due to the lower level of revenues in the second quarter of 2005 compared to the second quarter of 2004 and a decision to reduce the compensation ratio in a low revenue period. For the six months ended June 30, 2005, our Compensation and Benefits Expense was $31.7
million, which compares against $29.0 million of pro forma Compensation and
Benefits Expense for the six months ended June 30, 2004. The increase of $2.7 million or 9% is due to the higher level of revenues in the first six months of
2005 compared to the comparable period in 2004 partially offset by the decision to reduce the compensation ratio in the second quarter of 2005. For the six months ended June 30, 2005, the ratio of compensation to revenues was 43%, compared to a 45% ratio of pro forma compensation to revenues for the comparable period in 2004.

The principal component of our operating expenses is compensation and benefits expense. Because we were a limited liability company prior to our initial public offering in May 2004, payments for services rendered by our managing directors generally were accounted for as distributions of members' capital or minority interest expense attributable to our European operations rather than as compensation expense. As a result, our pre-IPO compensation and benefits expense did not reflect a large portion of payments for services rendered by our managing directors and understated the operating costs that we expect we would have incurred as a public company. Our pro forma compensation and benefits expense reflects a 45% ratio of such expenses to revenues, which is consistent with the ratio we used as a public company in 2004. As a corporation, we include all payments for services rendered by our managing directors in compensation and benefits expense.

For the three months and six months ended June 30, 2004, actual Compensation and
Benefits Expense was $13.5 million and $22.8 million, respectively.

Non-Compensation Expenses

Our non-compensation expenses were $7.8 million in the second quarter of 2005, which compared to $5.8 million in the second quarter of 2004, representing an increase of 34%. The increase is related principally to greater travel expenses
($0.6 million) and information services ($0.3 million) as a result of additional personnel and business development activity, a third-party fee related to the fundraising for GCP II ($1.0 million) and an increase in occupancy costs for additional office space in New York and Dallas ($0.2 million), offset in part by lower depreciation expense ($0.1 million).

For the first six months of 2005, our non-compensation expenses were $14.5 million, which compared to $10.7 million in the first six months of 2004, representing an increase of 36%. The increase is related principally to the write-off of uncollectible accounts ($1.0 million), the third-party fee related to the fundraising for GCP II, greater travel expenses ($0.7 million) and information services ($0.4 million) as a result of additional personnel and business development activity, and increases in expenses associated with operating as a public entity ($0.7 million), offset in part by lower depreciation expense ($0.3 million).

Non-compensation expenses as a percentage of revenue in the three months and six months ended June 30, 2005 were 26% and 20%, respectively. This compares to 17%
for both the three months and six months ended June 30, 2004, respectively. The increase in these expenses as a percentage of revenue is principally related to lower revenues in the second quarter of 2005, as well as nonrecurring charges for the write-off of uncollectible accounts, the third party placement fee for the new merchant banking fund, additional personnel and business development costs, and the costs of operating as a public company.

The Firm's non-compensation expense as a percentage of revenue can vary as a result of a variety of factors including fluctuation in quarterly revenue amounts, the amount of recruiting and business development activity, the amount of reimbursement of engagement-related expenses by clients, currency movements and other factors. Accordingly, the non-compensation expense as a percentage of revenue in any particular quarter may not be indicative of the non-compensation expense as a percentage of revenue in future periods.

                           PROVISION FOR INCOME TAXES

The Provision for Taxes in the second quarter of 2005 was $3.6 million, which reflects a 36% effective tax rate. This compares to a pro forma Provision for
Taxes in the second quarter of 2004 of $5.6 million based on an assumed 42%
effective tax rate for the full period. The decrease of $2.0 million or 36% is due to both a lower level of income and a lower effective tax rate in the second quarter of 2005 as compared to the same period in the prior year. The lower effective rate in the second quarter of 2005 resulted principally from the realization in 2005 of a higher proportion of investment income, which benefits from relatively lower state tax rates than U.S. advisory income.

For the six months ended June 30, 2005, our Provision for Income Taxes was $10.0
million, which reflects a 37% effective tax rate. This compares to a pro forma
Provision for Taxes of $10.4 million based on an effective tax rate of 42% for the full period. The decrease of $0.4 million or 4% is due to a lower effective tax rate in the six months ended June 30, 2005 as compared to the same period in the prior year. The decrease in the effective rate for the six months ended June 30, 2005 resulted from a higher proportion of foreign sourced advisory earnings and investment income, which benefit from relatively lower tax rates than U.S. advisory income.

As a limited liability company, Greenhill was not subject to U.S. federal or state income taxes and its U.K. controlled affiliate Greenhill & Co.
International LLP, as a limited liability partnership, was generally not subject to U.K. income taxes. Since completion of our initial public offering in May
2004, we have been subject to federal, foreign and state corporate income taxes.

Actual income taxes for the three and six months ended June 30, 2004 were $5.6 million and $6.1 million.

The effective tax rate can fluctuate as a result of variations in the relative amounts of advisory and merchant banking income earned in the tax jurisdictions in which the Firm operates and invests. Accordingly, the effective tax rate in any particular quarter may not be indicative of the effective tax rate in future periods.

                         LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2005, our cash totaled $94.4 million, and we had no debt. Our stockholders' equity as of June 30, 2005 was $135.9 million.

We had total commitments (not reflected on our balance sheet) relating to future principal investments in merchant banking funds of $95.7 million as of June 30,
2005, including the commitment to GCP II referred to above. These commitments are expected to be drawn on from time to time over a period of up to five years.

The Firm repurchased 41,180 shares of its common stock at an average price of
$32.04 during the second quarter of 2005. The Board of Directors of Greenhill &
Co., Inc. has authorized the additional repurchase in open market transactions of up to $25.0 million of common stock, which represents as increase from the
$6.6 million of share repurchase authority remaining from prior Board approvals.

DIVIDEND

The Board of Directors of Greenhill & Co., Inc. has declared a dividend of $0.12 per share to be paid on September 14, 2005 to common stockholders of record on
August 24, 2005.

OFFERING OF SHARES

In May 2005, certain of our managing directors completed the sale of 4.6 million shares of our common stock in an underwritten offering. The Firm did not receive any proceeds from or incur any out of pocket expenses in connection with this offering.

.................................................................................

Greenhill & Co., Inc. is an independent investment banking firm that (i)
provides financial advice on significant mergers, acquisitions, restructurings and similar corporate finance matters and (ii) manages merchant banking funds and commits capital to those funds. Greenhill acts for clients located throughout the world from offices in New York, London and Frankfurt, and Dallas.

Cautionary Note Regarding Forward-Looking Statements

The preceding discussion should be read in conjunction with our condensed consolidated financial statements and the related notes that appear below. We have made statements in this discussion that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as
"may", "might", "will", "should", "expect", "plan", "anticipate", "believe",
"estimate", "predict", "potential" or "continue", the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, those discussed in our Registration Statement on Form S-1 (Commission file number
333-124082) under the caption "Risk Factors".

                     GREENHILL & CO., INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)



                                                     For the Three Months Ended         For the Six Months Ended
                                                              June 30,                          June 30,
                                                  --------------------------------  --------------------------------
                                                       2005             2004             2005             2004
                                                  ---------------  ---------------  ---------------  ---------------

REVENUES
Financial advisory fees                           $    16,316,783  $    27,801,947  $    55,787,498  $    53,339,242
Merchant banking revenue                               12,328,021        6,878,759       16,262,628       10,886,486
Interest income                                           817,834          172,438        1,340,019          192,941
                                                  ---------------  ---------------  ---------------  ---------------
   Total Revenues                                      29,462,638       34,853,144       73,390,145       64,418,669

EXPENSES
Employee compensation and benefits                     11,732,768       13,519,168       31,653,161       22,755,368
Occupancy and equipment rental                          1,631,539        1,477,520        2,963,745        2,831,872
Depreciation and amortization                             646,038          759,488        1,274,161        1,531,550
Information services                                      940,560          664,738        1,808,306        1,425,301
Professional fees                                       1,651,947          563,271        2,275,815          847,779
Travel related expenses                                 1,413,937          802,969        2,404,384        1,696,168
Other operating expenses                                1,504,300        1,538,349        3,781,577        2,443,918
                                                  ---------------  ---------------  ---------------  ---------------
   Total Expenses                                      19,521,089       19,325,503       46,161,149       33,531,956

Income before Tax and Minority Interest                 9,941,549       15,527,641       27,228,996       30,886,713

Minority interest in net income of subsidiary             130,717        2,092,353          228,975        6,487,050
                                                  ---------------  ---------------  ---------------  ---------------

   Income before Tax                                    9,810,832       13,435,288       27,000,021       24,399,663

Provision for taxes                                     3,557,565        5,626,649        9,995,017        6,110,951
                                                  ---------------  ---------------  ---------------  ---------------

   Net Income                                     $     6,253,267  $     7,808,639  $    17,005,004  $    18,288,712
                                                  ===============  ===============  ===============  ===============

Average common shares outstanding:
    Basic                                              30,986,722       28,494,540       30,950,653       26,758,276
    Diluted                                            31,080,138       28,537,025       31,021,351       26,800,762
Earnings per share
    Basic                                         $          0.20  $          0.27  $          0.55  $          0.68
    Diluted                                       $          0.20  $          0.27  $          0.55  $          0.68

Pro forma average shares outstanding (see
    notes a and e):
    Basic                                              30,986,722       28,494,540       30,950,653       26,758,276
    Diluted                                            31,080,138       28,537,025       31,021,351       26,800,762
Pro forma earnings per share (see note a):
    Basic                                         $          0.20  $          0.27  $          0.55  $          0.53
    Diluted                                       $          0.20  $          0.27  $          0.55  $          0.53


       See notes to Pro Forma Condensed Consolidated Statements of Income.

                     GREENHILL & CO., INC. AND SUBSIDIARIES
        PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)



                                                           For the Three Months        For the Six Months
                                                              Ended June 30,             Ended June 30,
                                                         ------------------------  ---------------------------
                                                           2005          2004          2005           2004
                                                         ---------   ------------  ------------   ------------
                                                   (a)   (ACTUAL)    (PRO FORMA)       (ACTUAL)    (PRO FORMA)
                                                                (in thousands, except per share data)

Total Revenues                                           $  29,463   $     34,853  $     73,390   $     64,419

Compensation and benefits                          (b)      11,733         15,684        31,653         28,989
Other expenses                                               7,788          5,806        14,508         10,777
                                                         ---------   ------------  ------------   ------------
Total expenses                                              19,521         21,490        46,161         39,766
                                                         ---------   ------------  ------------   ------------
Income before tax and minority interest                      9,942         13,363        27,229         24,653

Minority interest in net income of subsidiary      (c)         131              -           229              -
                                                         ---------   ------------  ------------   ------------
Income before tax                                            9,811         13,363        27,000         24,653

Tax expense                                        (d)       3,558          5,612         9,995         10,354
                                                         ---------   ------------  ------------   ------------
Net income                                              $    6,253   $      7,751  $     17,005   $     14,299
                                                        ==========   ============  ============   ============

Actual and pro forma average common shares
   outstanding:                                    (e)
   Basic                                                    30,987         28,495        30,951         26,758
   Diluted                                                  31,080         28,537        31,021         26,801
Actual and pro forma earnings per share:
   Basic                                                $     0.20   $       0.27  $       0.55   $       0.53
   Diluted                                              $     0.20   $       0.27  $       0.55   $       0.53


       See notes to Pro Forma Condensed Consolidated Statements of Income.

       NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(a)  Prior to the initial public offering we were a limited liability company and our historical earnings did not fully reflect the compensation expense we pay our managing directors or taxes that we pay as a public corporation.
     Additionally, a portion of our earnings attributable to our European operations was recorded as minority interest. We believe that the pro forma results, which increase compensation expense and tax expense to amounts we expect we would have paid as a corporation and eliminate the minority interest of our European operations, more accurately depict our results as a public company. During the three and six months ended June 30, 2005, we operated as a public company for the entire period, and the amounts presented above reflect actual results of operations for that period. The amounts for the three and six months ended June 30, 2004 include the pro forma results of operations as if the Firm operated as a public company during the period January 1, 2004 to the date of our public offering on May
     11, 2004 combined with the actual results of operations for the period after the public offering.

(b)  Because the Firm had been a limited liability company prior to the initial public offering, payments for services rendered by managing directors generally had been accounted for as distributions of members' capital rather than as compensation expense. As a corporation, the Firm includes all payments for services rendered by managing directors in compensation and benefits expense.

     Compensation and benefits expense, reflecting the Firm's conversion to corporate form, consists of cash compensation and non-cash compensation related to the restricted stock units awarded to employees at the time of the Firm's initial public offering consummated on May 11, 2004, as well as any additional restricted stock units awarded in the future. It is the
     Firm's policy that total compensation and benefits, including that payable to the managing directors, will not exceed 50% of total revenues each year
     (although the Firm retains the ability to change this policy in the future). An adjustment to increase compensation expense for the three and six months ended June 30, 2004 of $2.2 million and $6.2 million, respectively, has been made to record total compensation and benefits expense at 45% of total revenues, which is consistent with the compensation expense ratio we used as a public company in 2004.

(c)  For the three and six months ended June 30, 2004, historical income before tax has been increased by $2.1 million and $6.5 million, respectively, to reflect the elimination on a pro forma basis of minority interests held by the European managing directors in Greenhill & Co. International.

(d)  As a limited liability company, the Firm was generally not subject to income taxes except in foreign and local jurisdictions. For the six months ended June 30, 2004, the provision for taxes was increased by $4.2 million on a pro forma basis to adjust the Firm's effective tax rate to 42%, reflecting assumed federal, foreign, state and local income taxes as if we were a corporation on January 1, 2004.

(e)  For the three and six months ended June 30, 2004 the actual and pro forma numbers of common shares outstanding give effect to (i) 25,000,000 shares issued in connection with the reorganization of the Firm in conjunction with the initial public offering as if it occurred on January 1, 2004 and
     (ii) the weighted average of the 5,750,000 shares and the common stock equivalents issued in conjunction with and subsequent to the initial public offering.